Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE1 Group 2
                             Payment Date 01/25/2002

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Servicing Certificate
Beginning Pool Balance                                                          15,538,445.76
Beginning PFA                                                                            0.00
Ending Pool Balance                                                             14,732,795.66
Ending PFA Balance                                                                          -
Principal Collections                                                              948,467.57
Principal Draws                                                                    142,817.47
Net Principal Collections                                                          805,650.10
Active Loan Count                                                                         244

Interest Collections                                                                86,071.11

Weighted Average Net Loan Rate                                                       4.88000%
Substitution Adjustment Amount                                                           0.00

Note Rate                                                                            2.21000%

Term Notes                                                                 Amount                      Factor
----------                                                                 ------                      ------
Beginning Balance                                                               14,868,696.22                0.5947478
Ending Balance                                                                  14,063,046.12                0.5625218
Principal                                                                          805,650.10               32.2260040
Interest                                                                            27,383.18                1.0953272
Interest Shortfall                                                                       0.00                0.0000000
Security Percentage                                                                   100.00%

Variable Funding Notes                                                     Amount
----------------------                                                     ------
Beginning Balance                                                                        0.00
Ending Balance                                                                           0.00
Principal                                                                                0.00
Interest                                                                                 0.00
Interest Shortfall                                                                       0.00
Security Percentage                                                                     0.00%


Certificates                                                                        56,829.34



Beginning Overcollateralization Amount                                             669,749.54
Overcollateralization Amount Increase (Decrease)                                         0.00
Outstanding Overcollateralization Amount                                           669,749.54
Overcollateralization Target Amount                                                669,749.54

Credit Enhancement Draw Amount                                                           0.00
Unreimbursed Prior Draws                                                                 0.00


                                                                                                       Number        Percent
                                                                                      Balance         of Loans     of Balance
Delinquent Loans (30 Days)                                                         380,341.78            3            2.58%
Delinquent Loans (60 Days)                                                          77,624.28            1            0.53%
Delinquent Loans (90 Days)                                                                  -            0            0.00%
Delinquent Loans (120 Days)                                                             21.11            1            0.00%
Delinquent Loans (150 Days)                                                                 -            0            0.00%
Delinquent Loans (180+ Days)                                                       232,249.54            1            1.58%
Foreclosed Loans                                                                   232,249.54            2            1.58%
REO                                                                                      0.00            0            0.00%

Delinquency Figures Include Foreclosures, REO and Bankruptcies

                                                                        tion To-Date
Beginning Loss Amount                                                                56,333.00
Current Month Loss Amount                                                                 0.00
Current Month Principal Recovery                                                     11,660.74
Net Ending Loss Amount                                                               44,672.26

                                                                        Special Hazard              Fraud                Bankruptcy
Beginning Amount                                                                          0.00       0.00                  0.00
Current Month Loss Amount                                                                 0.00       0.00                  0.00
Ending Amount                                                                                -          -                     -

Liquidation Loss Distribution Amounts                                                     0.00
Extraordinary Event Losses                                                                0.00
Excess Loss Amounts                                                                       0.00

Capitalized Interest Account
Beginning Balance                                                                         0.00
Withdraw relating to prior month Collection Period                                        0.00
Interest Earned (Zero, Paid to Funding Account)                                          0.00
                                                                                         ----
Total Ending Capitalized Interest Account Balance                                         0.00
Interest earned for Collection Period                                                     0.00
Interest withdrawn related to prior Collection Period                                     0.00

Funding Account
Beginning Funding Account Balance                                                            -
Deposit to Funding Account                                                                   -
Payment for Additional Purchases                                                             -
Ending Funding Period Balance to Notes                                                      -
                                                                                            -
Ending Funding Account Balance                                                               -
Interest earned for Collection Period                                                     0.00
Interest withdrawn related to prior Collection Period                                     0.00

Prefunding Account
Beginning Balance                                                                         0.00
Additional Purchases during Revolving Period                                              0.00
Excess of Draws over Principal Collections                                                0.00
                                                                                         ----
Total Ending Balance                                                                      0.00
Interest earned for Collection Period                                                     0.00
Interest withdrawn related to prior Collection Period                                     0.00

Reserve Account
Beginning Balance                                                                         0.00
Deposits to Reserve Account for current Payment Date                                      0.00
Withdrawals from Reserve Account for current Payment Date                                 0.00
                                                                                         ----
Total Ending Reserve Account Balance as of current Payment Date                           0.00
Interest earned for Collection Period                                                     0.00
Interest withdrawn related to prior Collection Period                                     0.00

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